EXHIBIT 99.1

VIRGIN MOBILE USA PLAN OF COMPLIANCE ACCEPTED BY

NEW YORK STOCK EXCHANGE

WARREN, N.J., January 16, 2009 – WARREN, N.J., January 16, 2009 — Virgin Mobile USA (NYSE:VM), a leading national provider of wireless communications services, announced today that the New York Stock Exchange has accepted its business plan to comply with NYSE listing standards. The plan submitted on a confidential basis to the NYSE included a discussion of the operational and financial initiatives that Virgin Mobile USA implemented in 2008, and the projected impact of these initiatives on the Company’s plan of operations for 2009 and 2010.

Virgin Mobile USA received notice from the NYSE in November 2008 indicating that it was not in compliance with the NYSE’s listing standards, which require an average market capitalization of at least $100 million and an average share price of at least $1 a share.

On December 24, 2008, Virgin Mobile USA submitted a plan of compliance to the NYSE on a confidential basis. In a letter dated January 15, 2009, the NYSE notified the Company that it has accepted the plan of compliance and that the Company has until May 2009 to comply with the share price standard and until May 2010 to comply with the market capitalization standard. The Company will be subject to periodic review by the NYSE during this period.

Virgin Mobile USA expects to release complete financial results for the fourth quarter and full year 2008 on March 3, 2009.

About Virgin Mobile USA

Virgin Mobile USA, Inc., through its operating company Virgin Mobile USA, L.P., offers millions of customers control, flexibility and choice through Virgin Mobile's Plans Without Annual Contracts and postpaid offerings through Helio By Virgin Mobile, with national coverage for both powered by the Sprint PCS network.

Virgin Mobile USA is known for its award-winning customer service, with 90% of its own customers reporting satisfaction. Virgin Mobile USA allows customers to earn free minutes in exchange for viewing advertising content online through the innovative Sugar Mama program. Virgin Mobile

USA’s full slate of smart, stylish and affordable handsets are available at approximately 40,000 top retailers nationwide and online at http://www.virginmobileusa.com/, with Top-Up cards available at more than 140,000 locations. Helio's advanced devices like the Ocean and unlimited All-in voice plans can be explored at http://www.helio.com/.

Safe Harbor Statement

This press release contains certain forward-looking statements and information relating to us that are based on the beliefs of our management as well as assumptions made by, and information currently available to, us. These statements include, but are not limited to, statements about our strategies, plans, objectives, expectations (financial or otherwise), intentions, expenditures, and assumptions and other statements contained in this document that are not historical facts. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us are intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties discussed in our filings with the Securities and Exchange Commission, copies of which are available on our investor relations website at http://investorrelations.virginmobileusa.com/ and on the SEC website at http://www.sec.gov/. We neither intend nor assume any obligation to update these forward-looking statements, which speak only as of their dates.

Media Relations	Investor Relations
Jayne Wallace	Erica Bolton
908-607-4014	908-607-4108
Jayne.wallace@virginmobileusa.com	Erica.bolton@virginmobileusa.com